UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2003

PARTY CITY CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	0-27826	22-3033692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 983-0888

Item 5. Other Events.

     On August 29, 2003, Party City Corporation (the “Company”) announced that it would commence a search for a new Chief Executive Officer (“CEO”) after Acting CEO Nancy Pedot announced that she did not wish to be a candidate for the CEO position on a permanent basis. In addition, the Company announced that Franklin R. Johnson has been named to the Company’s Board of Directors and he fills a vacancy created by the resignation of director Michael Gatto.

     A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1	Press Release issued by Party City Corporation, dated August 29, 2003, regarding CEO and board member actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY CORPORATION
	By:	/s/ Linda M. Siluk

	Name: Title:	Linda M. Siluk Chief Financial Officer
Date: August 29, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Party City Corporation, dated August 29, 2003, regarding CEO and board member actions.